EXHIBIT 1.1

              VAN KAMPEN AMERICAN CAPITAL EQUITY OPPORTUNITY TRUST
                                    SERIES 98
                                 TRUST AGREEMENT

                                                            Dated: June 10, 1998

         This Trust Agreement among Van Kampen American Capital Distributors, Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., as Evaluator, First Albany Corp., as Supervisory Servicer, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Van Kampen American Capital Equity Opportunity Trust, Series 87 and Subsequent Series, Standard Terms and Conditions of Trust, Effective January 27, 1998" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator, Supervisory Servicer and Trustee agree as follows:


                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                     PART II
                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

                    1. The Securities defined in Section 1.01(24), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

                    2. The fractional undivided interest in and ownership of each Trust represented by each Unit is the amount set forth under "Summary of Essential Financial Information - Fractional Undivided Interest in the Trust per Unit" in the Prospectus. Such fractional undivided interest may be (a) increased by the number of any additional Units issued pursuant to Section 2.03, (b) increased or decreased in connection with an adjustment to the number of Units pursuant to
         Section 2.03, or (c) decreased by the number of Units redeemed pursuant to Section 5.02.

            3. The terms "Capital Account Record Date" and "Income Account Record Date" shall mean the "Income and Capital Account Record Dates" set forth under "Summary of Essential Financial Information" in the Prospectus.

            4. The terms "Capital Account Distribution Date" and "Income Account Distribution Date" shall mean the "Income and Capital Account Distribution Dates" set forth under "Summary of Essential Financial Information" in the Prospectus.

            5. The term "Mandatory Termination Date" shall mean the "Mandatory Termination Date" set forth under "Summary of Essential Financial Information" in the Prospectus.

            6. The term "Supervisory Servicer" shall mean First Albany Corp. and its successors in interest, or any successors in interest, or any successor portfolio supervisor appointed as provided in the Standard Terms and Conditions of Trust.



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         IN WITNESS WHEREOF, Van Kampen American Capital Distributors, Inc. has
caused this Trust Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Vice Presidents or Assistant Secretaries, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., and First Albany Corp., have each caused this Trust Indenture and Agreement to be executed by their respective President or one of their respective Vice Presidents and the corporate seal of each to be hereto affixed and attested to by the Secretary, Assistant Secretary or one of their respective Vice Presidents or Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers all as of the day, month and year first above written.


                      VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.

                      By          JAMES J. BOYNE
                            Vice President, Associate General Counsel
                                     and Assistant Secretary
Attest:


By   CATHY NAPOLI
Assistant Secretary

    AMERICAN PORTFOLIO EVALUATION SERVICES, A DIVISION OF VAN KAMPEN AMERICAN
                       CAPITAL INVESTMENT ADVISORY CORP.

                                      By      DENNIS J. MCDONNELL
                                                              President
Attest

By   JAMES J. BOYNE
Assistant Secretary

                                      FIRST ALBANY CORP.

                                      By
                                                   Title: ______________________
Attest

By
Title:  _________________________

                                      THE BANK OF NEW YORK

                                      By           JEFFREY BIESELIN
                                                         Vice President
Attest

By   JEFFREY COHEN
Assistant Treasurer


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                          SCHEDULE A TO TRUST AGREEMENT
                         SECURITIES INITIALLY DEPOSITED

                                       IN

         VAN KAMPEN AMERICAN CAPITAL EQUITY OPPORTUNITY TRUST, SERIES 98

(Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth in the Prospectus.)